                            SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (this "Agreement") made as of the 1st day of April, 1996 is given by Ozo Diversified Automation, Inc., a Colorado corporation ("Debtor"), to Steven N. Bronson, Lenore Katz, James S. Cassel, Bruce C. Barber and Eric Elliott (collectively, the "Secured Parties").


                    R  E  C  I  T  A  L  S:

     A. Debtor has borrowed the principal amount of One Hundred Thousand Dollars ($100,000.00) in the aggregate from Secured Parties, which is evidenced by a series of Promissory Notes of even date herewith from Debtor to each of Secured Parties (collectively, the "Notes").

     B. In order to induce Secured Parties to make said loan to Debtor, Debtor has agreed to grant to each of Secured Parties a security interest in any and all of Debtor's right, title and interest in and to any and all Accounts as defined in the Uniform Commercial Code as in effect from time to time in the State of Florida including but not limited to any and all accounts receivable now or hereafter existing (the "Collateral").

     NOW, THEREFORE, with reference to the above recitals, and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Creation of Security Interest. Debtor hereby grants to each of Secured Parties a security interest in, and does hereby collaterally assign, hypothecate, pledge, mortgage, convey and set over unto Secured Parties, the Collateral and all of Debtor's present and hereafter acquired right, title and interest in and to the Collateral, for the purpose of securing payment of the principal of and interest on and all other amounts and payments due on account of the Notes (the "Indebtedness") and the performance of all agreements, covenants, terms and conditions contained in the Notes and this Security Agreement. The security interest of each of the Secured Parties ranks equally and ratably without priority over one another.

     2.        Warranties, Representations and Covenants of Debtor.
Debtor  hereby  warrants,  represents and  covenants  to  Secured
Parties as follows:

          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of
Colorado.   Debtor  has  full corporate power  and  authority  to
conduct its business as it is currently conducted or proposed to be conducted, to own all of its properties and to execute, deliver and perform this Agreement and the Notes and to perform its obligations hereunder and thereunder.

          (b) The execution and delivery of this Agreement and the Notes and the performance of Debtor's obligations hereunder and thereunder  have been duly authorized by all requisite  corporate action on the part of Debtor.  This Agreement and the Notes  have been  duly  executed and delivered by Debtor and  constitute  the legal and valid obligations of Debtor, enforceable against Debtor
in  accordance  with  their  respective  terms.   The  execution,
delivery and performance of this Agreement and the Notes, and the taking of any and all actions contemplated thereby, will not constitute a breach or default under, or be in conflict with, any contractual or other obligations to which Debtor or by which the Collateral is bound.

          (c) Except for the security interest granted hereby, a security interest granted to Ariel Electronics, Inc. (for which a Subordination Agreement has been signed), and a security interest granted to Professional Bank, Debtor is and will be the sole owner of the Collateral, free and clear from any lien, security
interest, encumbrance or adverse claim of any kind.   Debtor will
not permit any financing statement (other than the financing statement filed by Professional Bank) to be filed with respect to the Collateral or any portion thereof except in favor of Secured Parties. Debtor will notify Secured Parties of, and will defend the Collateral against, all claims and demands of all persons at any time claiming the same or any interest therein.

          (d) The security interest granted to Professional Bank was granted to secure a line of credit pursuant to which the Company may  borrow up to $30,000.  As of the date of this Agreement, the
Company had borrowed under the line of credit a total of $30,000.
In  addition, the Company has executed a short term note in favor
of  Professional  Bank  in the amount of  $50,000.   The  Company
covenants and agrees that until the Notes have been paid in full, the Company will not borrow in excess of $30,000 under the line of credit and will not increase the amount available to the Company pursuant to the line of credit. The Company covenants and agrees that it will pay in full the short term note to Professional Bank by May 8, 1996. Moreover, until the Notes have been paid in full, the Company will not borrow any additional monies from Professional Bank.

          (e) The chief executive offices of Debtor are at 7450 East Jewell Avenue, Suite A, Denver, Colorado 80231. Debtor will not change the address of its chief executive offices without at least thirty (30) days' advance notice to Secured Parties.

          (f) A financing statement covering certain of the Collateral is on file with the State of Colorado for Professional Bank. Debtor will at its own cost and expense, upon demand, furnish to Secured Parties such further information and will execute and deliver to Secured Parties such financing statements and other documents in form satisfactory to Secured Parties and will do all such acts as Secured Parties may at any time or from time to time request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Notes, subject to no other liens or encumbrances, other than liens or encumbrances benefiting Professional Bank; and Debtor will pay the cost of filing or recording such financing statements or other documents, in all public offices wherever filing or recording is deemed desirable by Secured Parties.

          (g) Debtor shall furnish promptly to Secured Parties such information concerning the Collateral as Secured Parties may from time to time reasonably request. Debtor shall permit and hereby authorizes Secured Parties to examine and inspect the Collateral and any portion thereof wherever the same may be located. Debtor shall, at the request of Secured Parties, assemble the Collateral or such portion thereof as may be designated by Secured Parties, together with all documents and records pertaining thereto, at such place as Secured Parties may designate.

     3. Default. If any one or more of the following events ("Events of Default") shall occur:

          (a) Debtor shall fail to pay the principal or interest under the Notes when due;

          (b) Debtor fails to observe or perform any covenant, condition or agreement required to be observed or performed by Debtor hereunder;

          (c) any representation or warranty made by Debtor herein is false or incorrect in any material respect; or

          (d) any breach, violation or failure to perform any covenant, condition or agreement contained in the Subordination Agreement.

then Steven N. Bronson, as representative of the Secured Parties, may, in addition to exercising the remedies specified in the Notes and otherwise available to Secured Parties at law or in equity, exercise the rights and remedies provided in this Agreement.

     4. Remedies upon Default. Upon the occurrence of an Event of Default, Steven N. Bronson, as representative of the Secured Parties, may, without further notice, and to the extent permitted by law, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

          (a) make such payments and do such acts as Steven N. Bronson may deem necessary to protect the security interest of the Secured Parties in the Collateral, including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge, claim or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, pay all expenses incurred in connection therewith, and all funds expended by Secured Parties in protecting its security interest shall be deemed additional indebtedness secured by this Agreement;

          (b) require Debtor to assemble the Collateral, or any portion thereof, at any place or places designated by Steven N. Bronson, and promptly to deliver such Collateral to Steven N. Bronson, or another agent or representative designated by them;

          (c) publicly or privately sell, or otherwise dispose of the Collateral, upon terms and in such manner as Secured Parties may determine. Secured Parties may be a purchaser of the Collateral at any public sale. Steven N. Bronson will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, and such notice, if given to Debtor pursuant to the provisions of Section 6 hereof at least five (5) days prior to the date of any public sale or disposition or the date after which any private sale or disposition may occur, shall constitute reasonable notice of such sale, lease or other disposition. Steven N. Bronson, on behalf of the Secured Parties, may postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Further, Debtor waives and releases any cause of action and claim against Secured Parties as a result of Secured Parties' possession, collection or sale of the Collateral, any liability or penalty for failure of Secured Parties to comply with any requirement imposed on Secured Parties relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale;

          (d) notify any account debtor or any other party obligated on or with respect to any of the Collateral to make payment to Secured Parties or its nominee of any amounts due or to become due thereunder or with respect thereto and otherwise perform its obligations with respect to the Collateral on behalf of and for the benefit of the Secured Parties. Steven N. Bronson, as representative of the Secured Parties, may enforce collection and performance with respect to any of the Collateral by suit or otherwise, in its own name or in the name of Debtor or a nominee, and surrender, release, or exchange all or any part thereof; and compromise, extend or renew (whether or not for longer than the original period) or transfer, assign or endorse for collection or otherwise, any indebtedness or obligation with respect to the Collateral, or evidence thereof, and upon request of Steven N. Bronson, as representative of the Secured Parties, Debtor will, at its own expense, notify any person obligated on or with respect to any of the Collateral to make payment and performance directly to, in the name of, and on behalf of Secured Parties of any amounts or performance due or to become due thereunder or with respect thereto; and

          (e) exercise any remedies of a secured party under the Uniform Commercial Code or any other applicable law.

      To effectuate the foregoing, Debtor hereby agrees that if Steven N. Bronson, as representative of the Secured Parties, demands or attempts to take possession of the Collateral or any portion thereof in exercise of its rights and remedies hereunder, Debtor will immediately turn over and deliver possession thereof to Secured Parties, and Debtor authorizes, to the extent Debtor may now or hereafter lawfully grant such authority, Secured Parties, their employees and agents, and potential bidders or purchasers to enter upon any or all of the premises where the

Collateral or any portion thereof may at the time be located (or believed to be located) and Steven N. Bronson, on behalf of the Secured Parties, may (i) remove the same therefrom, (ii) manage the Collateral or any portion thereof, (iii) maintain the Collateral or any portion thereof, (iv) view, inspect and prepare for sale, the Collateral or any portion thereof, (v) sell, dispose of or consume the same or bid thereon. In the event Steven N. Bronson, as representative of the Secured Parties, seeks possession of the Collateral through replevin or other court process, Debtor hereby irrevocably waives (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

      Debtor hereby indemnifies, defends, protects and holds harmless Secured Parties from and against any and all damages, liabilities, claims and obligations which may be incurred, asserted or imposed upon Secured Parties as a result of or in connection with any of the Collateral or as a result of Secured Parties' seeking to obtain performance of any of the obligations due with respect to the Collateral, except from such damages, liabilities, claims or obligations as result from gross negligence or intentional misconduct of Secured Parties.

     Steven N. Bronson, as representative of the Secured Parties, shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Secured Parties from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full payment of any deficiency has been made in cash.

     5. Application of Proceeds. The proceeds of disposition of the Collateral shall be applied in the following order to:

          (a) the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses incurred by Secured Parties; and

          (b)  the Notes.

Secured Parties shall account to Debtor for any surplus, and Debtor shall remain liable for any deficiency.

     6. Notices. Any notice, demand or other communication which Debtor or Secured Parties may desire or may be required to give to the other shall be in writing, and shall be deemed given if and when personally delivered, or on the first business day following delivery to a nationally recognized courier service for next business day delivery, charges billed to or prepaid by shipper, or the second business day after being deposited in United States registered or certified mail, postage prepaid, addressed to the party for whom it is intended at its or his address set forth below, or to such other address as Debtor or Secured Parties may have designated by written notice given in accordance herewith:

                                 If   to   the  Secured  Parties:
                                 c/o  Barber & Bronson Incorporated
                                 2101 West Commercial Boulevard
                                 Suite 1500
                                 Fort Lauderdale, Florida 33309

          If to Debtor:          Ozo Diversified Automation, Inc.
                                 7450 East Jewell Avenue
                                 Suite A
                                 Denver, Colorado  80231
                                 Attention:  Ms. Marjorie Zimdars-Orthman,
                                 President

Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Secured Parties by this Agreement is not required to be given.

     7. Waiver. By exercising or failing to exercise any of its rights, options or elections hereunder, Secured Parties shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its obligations hereunder, unless such waiver or release is in writing and signed by Secured Parties. In addition, the waiver by Secured Parties of any breach hereof or default in payment of any amounts due under the Notes shall not be deemed to constitute a waiver of any succeeding breach or default.

     8. Binding Agreement. This Agreement and all provisions hereof shall be binding upon Debtor, its successors and assigns and all other persons or entities claiming under or through Debtor, and the word "Debtor," when used herein, shall include all such persons or entities and any others liable for the payment of the indebtedness secured hereby or any part thereof,
whether  or  not  they  have executed this Agreement.   The  word
"Secured   Parties,"  when  used  herein,   shall   include   the
successors, endorsees and assigns of Secured Parties.

     9. Governing Law; Interpretation. This Agreement shall be governed by the laws of the State of Florida, without application of the principles of conflicts of law; except that the perfection of the security interest granted by Debtor to Secured Parties pursuant to this Agreement shall be governed by the laws of the State of Colorado. Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Time is of the essence in this Agreement.

     10. Miscellaneous. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated nor may any of the Collateral be released, except by an instrument in writing duly signed by or on behalf of Secured Parties hereunder. The section headings are used herein for convenience of reference only and shall not define or limit the provisions of this Agreement. As used in this Agreement, the singular shall include the plural, and the plural shall include the singular, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

      IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed by its officers thereunto duly authorized as of the day and year first above written.

                                   DEBTOR:

                                   OZO DIVERSIFIED  AUTOMATION,
                                   INC., a Colorado corporation



                                   By:
                                       Marjorie  Zimdars-Orthman,
                                       President




                                   Steven N. Bronson




                                   Lenore Katz




                                   James S. Cassel




                                   Bruce C. Barber




                                   Eric Elliott